As filed with the Securities and Exchange Commission on May 16, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARLOTZ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-2456129 (I.R.S. Employer Identification No.)

3301 W. Moore Street Richmond, Virginia (Address of Principal Executive Offices)	23230 (Zip Code)
Non-Plan Inducement Restricted Stock Unit Awards
Non-Plan Inducement Stock Option Awards
(Full Title of the Plans)

Rebecca C. Polak, Esq.
Chief Commercial Officer and General Counsel
3301 W. Moore Street
Richmond, Virginia 23230
(Name and Address of Agent for Service)

(804) 728-3833
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Valerie Ford Jacob, Esq.
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, New York 10022
(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering additional shares of Class A common stock, par value $0.0001 per share (“Common Stock”) of CarLotz, Inc. (the “Registrant”) issuable upon the vesting and exercise of (a) 10,925,000 restricted stock units, in the aggregate, granted to six newly hired employees on May 16th, 2022; and (b) 625,000 stock options, in the aggregate, granted to three newly hired employees on May 16th, 2022 (collectively, the “Inducement Awards”).

The Inducement Awards were approved by the Compensation Committee of the Registrant’s Board of Directors and the Registrant’s Board of Directors outside of, but subject to certain administrative provisions generally consistent with, the Registrant’s 2020 Incentive Award Plan (the “2020 Plan”) and in accordance with NASDAQ Stock Market Rule 5635(c).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the recipients of the Inducement Awards as specified by the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)    The Registrant’s Annual Report on Form 10-K (File No. 001-38818) for the fiscal year ended December 31, 2021, as filed with the Commission on March 15, 2022.

(b)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed).

(c)    The description of the Registrant’s Shares contained in and incorporated by reference into the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 21, 2019, and any amendment or report updating that description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Delaware General Corporation Law (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Registrant’s certification of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders, through stockholders’ derivative suits on the Registrant’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Registrant’s bylaws provide that the Registrant must indemnify and advance expenses to the Registrant’s directors and officers to the fullest extent authorized by the DGCL. The Registrant also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Registrant’s directors, officers and certain employees for some liabilities. The Registrant believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Registrant’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against the Registrant’s directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. In addition, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against its directors and officers pursuant to these indemnification provisions.

The Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with future directors and executive officers.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

3.1
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-252993) filed with the Commission by the Registrant on February 11, 2021.

4.1
Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-249723) filed with the Commission by the Registrant on December 16, 2020.

5.1*	Opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent).

10.1	CarLotz, Inc. 2020 Incentive Award Plan, (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K (File No. 001-38818) filed with the Commission on January 27, 2021.

10.2*	Form of Inducement Award Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement.

10.3*	Form of Inducement Award Stock Option Award Grant Notice and Stock Option Agreement.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Freshfields Bruckhaus Deringer US LLP (included with Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, Virginia on the 16th day of May, 2022.

CarLotz, Inc.

By:	/s/ Rebecca C. Polak
Name: Rebecca C. Polak
Title: Chief Commercial Officer and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Lev Peker and Rebecca C. Polak as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of May, 2022:

Signature	Title	Date

/s/ Lev Peker	Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2022
Lev Peker

/s/ Thomas W. Stoltz	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2022
Thomas W. Stoltz

/s/ Luis Ignacio Solorzano Aizpuru	Chairman of the Board	May 16, 2022
Luis Ignacio Solorzano Aizpuru

/s/ David R. Mitchell	Director	May 16, 2022
David R. Mitchell

/s/ Kimberly H. Sheehy	Director	May 16, 2022
Kimberly H. Sheehy

/s/ Steven G. Carrel	Director	May 16, 2022
Steven G. Carrel

/s/ James E. Skinner	Director	May 16, 2022
James E. Skinner

/s/ Linda B. Abraham	Director	May 16, 2022
Linda B. Abraham

/s/ Sarah M. Kauss	Director	May 16, 2022
Sarah M. Kauss